Exhibit 10.3

GENERAL CONTINUING GUARANTY

This GENERAL CONTINUING GUARANTY (this “Guaranty”), dated as of September 14, 2011, is executed and delivered by SUPREME INDUSTRIES, INC., a Delaware corporation (“Parent”), SUPREME NORTHWEST, L.L.C., a Texas limited liability company, SC TOWER STRUCTURAL LAMINATING, INC., a Texas corporation, SILVER CROWN, LLC, a Delaware limited liability company, SUPREME STB, LLC, a California limited liability company (the “CA Guarantor”), and SUPREME\MURPHY TRUCK BODIES, INC., a North Carolina corporation (the “NC Guarantor”) (each of the foregoing, a “Guarantor” and collectively, the “Guarantors”), in favor of WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), in light of the following:

WHEREAS, Parent, Supreme Indiana Operations, Inc., a Delaware corporation (“Supreme Indiana”) and certain of its Subsidiaries identified on the signature pages thereof (collectively with Supreme Indiana, the “Borrowers”), the below defined Lenders, and Agent are, contemporaneously herewith, entering into that certain Credit Agreement of even date herewith (as amended, restated, modified, renewed or extended from time to time, the “Credit Agreement”);

WHEREAS, each Guarantor is an Affiliate of Borrowers and, as such, will benefit by virtue of the financial accommodations extended to Borrowers by the Lender Group; and

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to extend the loans and other financial accommodations to Borrowers pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the below defined Lender Group to Borrowers pursuant to the Loan Documents, each Guarantor has agreed to guaranty the Guarantied Obligations.

NOW, THEREFORE, in consideration of the foregoing, each Guarantor hereby agrees as follows:

1.             Definitions and Construction.

(a)           Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.  The following terms, as used in this Guaranty, shall have the following meanings:

“Agent” has the meaning set forth in the preamble to this Guaranty.

“Borrowers” has the meaning set forth in the recitals to this Guaranty.

“Credit Agreement” has the meaning set forth in the recitals to this Guaranty.

“Guarantied Obligations” means all of the Obligations (including any Bank Product Obligations) now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent, the Lenders or the Issuing Lender (or any of them) in enforcing any rights under this Guaranty.

Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Guarantied Obligations and would be owed by the Borrowers to the Agent, the Lenders or the Issuing Lender but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Proceeding or similar proceeding involving any Borrower or any other Guarantor.

“Guarantor” and “Guarantors” have the respective meanings set forth in the preamble to this Guaranty.

“Guaranty” has the meaning set forth in the preamble to this Guaranty.

“Lender Group” means, individually and collectively, each of the Lenders and Agent.

“Lenders” means, individually and collectively, each of the lenders identified on the signature pages to the Credit Agreement, and shall include any other Person made a party to the Credit Agreement in accordance with the provisions thereof (together with their respective successors and assigns).

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Voidable Transfer” has the meaning set forth in Section 9 of this Guaranty.

(b)           Construction.  Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified.  Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise.  On the contrary, this Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of Guarantors and Agent.  Any reference herein to the satisfaction, repayment, or payment in full of the Guarantied Obligations shall mean the repayment in full in cash or immediately available funds (or, (i) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (ii) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Guarantied Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Guarantied Obligations) under Hedge Agreements provided by Hedge Providers) other than (A) unasserted contingent indemnification Guarantied Obligations, (B) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (C) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.  The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.

2.             Guarantied Obligations.  Each Guarantor hereby irrevocably and unconditionally (and jointly and severally with each other Guarantor) guaranties to Agent, for the benefit of the Lender Group and the Bank Product Providers, as and for its own debt, until the final payment in full thereof, in cash, has been made, (a) the due and punctual payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrowers of all of the agreements, conditions, covenants, and obligations of Borrowers contained in the Credit Agreement and under each of the other Loan Documents.

3.             Continuing Guaranty.  This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Lender Group in existence on the date of such revocation, (d) no payment by such Guarantor, any Borrower, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (e) any payment by any Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder.

4.             Performance Under this Guaranty.  In the event that Borrowers fail to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if Borrowers shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 of this Guaranty in the manner provided in the Credit Agreement or any other Loan Document, the Guarantors immediately shall cause, as applicable, such payment in respect of the Guarantied Obligations to be made or such obligation to be performed, kept, observed, or fulfilled.

5.             Primary Obligations.  This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions.  Each Guarantor hereby agrees that it is directly, jointly and severally with each other Guarantor of the Guarantied Obligations, liable to Agent, for the benefit of the Lender Group and the Bank Product Providers, that the obligations of such Guarantor hereunder are independent of the obligations of Borrowers or any other Guarantor, and that a separate action may be brought against such Guarantor, whether such action is brought against any Borrower or any other Guarantor or whether any Borrower or any other Guarantor is joined in such action.  Each Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group or any Bank Product Provider of whatever remedies they may have against any Borrower or any other Guarantor, or the enforcement of any lien or realization upon any security by any member of the Lender Group or any Bank

Product Provider.  Each Guarantor hereby agrees that any release which may be given by Agent to any Borrower or any other Guarantor, or with respect to any property or asset subject to a Lien, shall not release such Guarantor.  Each Guarantor consents and agrees that no member of the Lender Group nor any Bank Product Provider shall be under any obligation to marshal any property or assets of any Borrower or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

6.             Waivers.

(a)           To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrowers or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under any of the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or any other Loan Documents to which such Guarantor is a party) and demands to which such Guarantor might otherwise be entitled.

(b)           To the fullest extent permitted by applicable law, each Guarantor hereby waives the right by statute or otherwise to require any member of the Lender Group or any Bank Product Provider, to institute suit against any Borrower or any other Guarantor or to exhaust any rights and remedies which any member of the Lender Group or any Bank Product Provider, has or may have against any Borrower or any other Guarantor.  In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent, the Lender Group, or the Bank Product Providers, as applicable, by such Guarantor.  Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid in full in cash, to the extent of any such payment) of any Borrower or by reason of the cessation from any cause whatsoever of the liability of any Borrower in respect thereof.

(c)           To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against Borrowers or other guarantors or sureties; (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

(d)           Until the Guarantied Obligations have been paid in full in cash, (i) each Guarantor hereby postpones and agrees not to exercise any right of subrogation such Guarantor has or may have as against Borrowers with respect to the Guarantied Obligations; (ii) each Guarantor hereby postpones and agrees not to exercise any right to proceed against any Borrower or any other Person now or hereafter liable on account of the Obligations for contribution, indemnity, reimbursement, or any other similar rights (irrespective of whether direct or indirect, liquidated or contingent); and (iii) each Guarantor hereby postpones and agrees not to exercise any right it may have to proceed or to seek recourse against or with respect to any property or asset of any Borrower or any other Person now or hereafter liable on account of the Obligations.  Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and no Guarantor shall proceed or seek recourse against or with respect to any property or asset of, any Borrower or any other Guarantor (including after payment in full of the Guaranteed Obligations) if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Stock of any Borrower or such other Guarantor whether pursuant to the Security Agreement or otherwise.

(e)           If any of the Guarantied Obligations or the obligations of any Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property, any member of the Lender Group or any Bank Product Provider may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations or the obligations of any Guarantor under this Guaranty, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of any Guarantor hereunder.  Each Guarantor understands that (i) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, an election by any member of the Lender Group or any Bank Product Provider to nonjudicially foreclose on such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against Borrowers or other Guarantors or sureties, and (ii) absent the waiver given by such Guarantor herein, such an election would estop any member of the Lender Group and the Bank Product Providers from enforcing this Guaranty against such Guarantor.  Understanding the foregoing, and understanding that such Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, each Guarantor hereby waives any right to assert against any member of the Lender Group or any Bank Product Provider any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by any member of the Lender Group or any Bank Product Provider to nonjudicially foreclose on any such mortgage or deed of trust or as a result of any other exercise of remedies, whether under a mortgage or deed of trust or under any personal property security agreement.  Each Guarantor understands that the effect of the foregoing waiver may be that such Guarantor may have liability hereunder for amounts with respect to which such Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrowers or other Guarantors or sureties.  The CA Guarantor also agrees that the “fair market value” provisions of Section 580a of the California Code of Civil Procedure (and any similar law of New York or any other applicable jurisdiction) shall have no applicability with respect to the determination of the CA Guarantor’s liability under this Guaranty.

(f)            Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor waives all rights and defenses that such Guarantor may have if all or part of the Guarantied Obligations are secured by real property.  This means, among other things:

(i)            Any member of the Lender Group or any Bank Product Provider may collect from any Guarantor without first foreclosing on any real or personal property collateral that may be pledged by such Guarantor, any Borrower, or any other Guarantor.

(ii)           If any member of the Lender Group or any Bank Product Provider forecloses on any real property collateral that may be pledged by any Guarantor, any Borrower or any other Guarantor:

(A)                              The amount of the Guarantied Obligations or any obligations of any Guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)                                Agent may collect from such Guarantor even if any member of the Lender Group or any Bank Product Provider, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from any Borrower or any other Guarantor.

This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have if all or part of the Guarantied Obligations are secured by real property.  These rights and defenses are based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, North Carolina General Statutes Sections 26-7 and 26-9, and any similar law of New York or any other jurisdiction.

(g)           WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, (i) THE CA GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE §§ 2787, 2799, 2808, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2847, 2848, AND 2855, CALIFORNIA CODE OF CIVIL PROCEDURE §§ 580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION AND (ii) THE NC GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF NORTH CAROLINA GENERAL STATUTES SECTIONS 26-7 AND 26-9 OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.

(h)           WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY MEMBER OF THE LENDER GROUP OR ANY BANK PRODUCT PROVIDER, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED SUCH GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ANY BORROWER BY THE OPERATION OF APPLICABLE LAW INCLUDING §580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, NORTH CAROLINA GENERAL STATUTES SECTIONS 26-7 AND 26-9 OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.

(i)            Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor hereby also agrees to the following waivers:

(i)                                     Agent’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of the Guarantied Obligations or any of the Loan Documents.  The CA Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 or any similar laws in any other applicable jurisdiction, the NC Guarantor waives all benefits and defenses it may have under North Carolina General Statutes Sections 26-7 and 26-9 or any similar laws in any other applicable jurisdiction, and each Guarantor agrees that Agent’s rights under this Guaranty shall be enforceable even if Borrowers had no liability at the time of execution of the Loan Documents or the Guarantied Obligations are unenforceable in whole or in part, or any Borrower ceases to be liable with respect to all or any portion of the Guarantied Obligations.

(ii)                                  The CA Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 or any similar laws in any other applicable jurisdiction with respect to its obligations under this Guaranty, the NC Guarantor waives all benefits and defenses it may have under North Carolina General Statutes Sections 26-7 and 26-9 or any similar laws in any other applicable jurisdiction with respect to its obligations under this Guaranty, and each Guarantor agrees that Agent’s rights under the Loan Documents will remain enforceable even if the amount guaranteed hereunder is larger in amount and more burdensome than that for which Borrowers are responsible.  The enforceability of this Guaranty against each Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrowers’ obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of any Borrower, any other Guarantor of any Borrower’s obligations under any other Loan Document, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Loan Documents.

(iii)                               The CA Guarantor waives all benefits and defenses it may have under California Civil Code §§ 2845, 2849 and 2850 or any similar laws of any other applicable jurisdiction with respect to its obligations under this Guaranty, the NC Guarantor waives all benefits and defenses it may have under North Carolina General Statutes Sections 26-7 and 26-9 or any similar laws of any other applicable jurisdiction with respect to its obligations under this Guaranty, and each Guarantor waives the right to require Agent to (A) proceed against any Borrower, any guarantor of any Borrower’s obligations under any Loan Document, any other pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for such Guarantor’s benefit, and agrees that Agent may exercise its right under this Guaranty without taking any action against any Borrower, any other guarantor of any Borrower’s obligations under the Loan Documents, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Agent holds.

(iv)                              The paragraphs in this Section 6 which refer to certain sections of the California Civil Code and to certain sections of the North Carolina General Statutes are included in this Guaranty solely out of an abundance of caution and shall not be construed to mean that any of the above-referenced provisions of California law or North Carolina law, as the case may be, are in any way applicable to this Guaranty.

7.             Releases.  Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, subject to the terms of the Credit Agreement and the other Loan Documents, any member of the Lender Group or any Bank Product Provider may, by action or inaction, compromise or settle, shorten or extend the Maturity Date or any other period of duration or the time for the payment of the Obligations, or discharge the performance of the Obligations, or may refuse to enforce the Obligations, or otherwise elect not to enforce the Obligations, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement or any of the other Loan Documents or may grant other indulgences to any Borrower or any other Guarantor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Obligations, the Credit Agreement or any other Loan Document (including any increase or decrease in the principal amount of any Obligations or the interest, fees or other amounts that may accrue from time to time in respect thereof), or may, by action or inaction, release or substitute any Borrower or any Guarantor of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

8.             No Election.  The Lender Group and the Bank Product Providers shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by any member of the Lender Group or any Bank Product Provider to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group’s or any Bank Product Provider’s  right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lender Group or the Bank Product Providers, has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender Group or the Bank Product Providers under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that the Lender Group and the Bank Product Providers finally and unconditionally shall have realized indefeasible payment in full of the Guarantied Obligations by such action or proceeding.

9.             Revival and Reinstatement.  If the incurrence or payment of the Guarantied Obligations or the obligations of any Guarantor or Guarantors under this Guaranty by any Guarantor or Guarantors or the transfer by any Guarantor or Guarantors to Agent of any property of such Guarantor or Guarantors should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender Group related thereto, the liability of each of the Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

10.           Financial Condition of Borrowers.  Each Guarantor represents and warrants to the Lender Group and the Bank Product Providers that it is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations.  Each Guarantor further represents and warrants to the Lender Group and the Bank Product Providers that it has read and understands the terms and conditions of the Credit Agreement and each other Loan Document.  Each Guarantor hereby covenants that it will continue to keep itself informed of Borrowers’ financial condition, the financial condition of other Guarantors and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

11.           Payments; Application.  All payments to be made hereunder by any Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of the Credit Agreement.

12.           Attorneys’ Fees and Costs.  Each Guarantor agrees to pay, on demand and jointly and severally with each other Guarantor, all attorneys’ fees and all other costs and expenses which may be incurred by Agent or the Lender Group in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

13.           Notices.  All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent, or delivered in accordance Section 11 of the Credit Agreement.  All notices and other communications hereunder to any Guarantor shall be in writing and shall be mailed, sent, or delivered in care of Borrowers in accordance with Section 11 of the Credit Agreement.

14.           Cumulative Remedies.  No remedy under this Guaranty, under the Credit Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, or any other Loan Document, and those provided by law.  No delay or omission by the Lender Group or Agent on behalf thereof to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of the Lender Group or Agent on behalf thereof to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

15.           Severability of Provisions.  Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.

16.           Entire Agreement; Amendments.  This Guaranty constitutes the entire agreement between Guarantors and the Lender Group pertaining to the subject matter contained herein.  This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor and Agent, on behalf of the Lender Group.  Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.  No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

17.           Successors and Assigns.  This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Lender Group and the Bank Product Providers; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without Agent’s prior written consent and any unconsented to assignment shall be absolutely null and void.  In the event of any assignment, participation, or other transfer of rights by the Lender Group or the Bank Product Providers, the rights and benefits herein conferred upon the Lender Group and the Bank Product Providers shall automatically extend to and be vested in such assignee or other transferee.

18.           No Third Party Beneficiary.  This Guaranty is solely for the benefit of each member of the Lender Group, each Bank Product Provider, and each of their successors and assigns and may not be relied on by any other Person.

19.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER

PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19.

EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

20.           Counterparts; Telefacsimile Execution.  This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty.  Delivery of an executed counterpart of this Guaranty by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Guaranty.  Any party delivering an executed counterpart of this Guaranty by telefacsimile also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

21.           Agreement to be Bound.  Each Guarantor hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to such Guarantor.  Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, each Guarantor hereby:  (a) makes to the Lender Group each of the representations and warranties set forth in the Credit Agreement applicable to such Guarantor fully as though such Guarantor were a party thereto, and such representations and warranties are incorporated herein by this reference, mutatis mutandis; and (b) agrees and covenants (i) to do each of the things set forth in the Credit Agreement that Borrowers agree and covenant to cause such Guarantor to do, and (ii) to not do each of the things set forth in the Credit Agreement that Borrowers agree and covenant to cause such Guarantor not to do, in each case, fully as though such Guarantor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

[Signature page to follow]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Guaranty as of the date first written above.

SUPREME INDUSTRIES, INC.
a Delaware corporation

By:	/s/ Kim Korth
Name:	Kim Korth
Title:	President and CEO

SUPREME NORTHWEST, L.L.C.
a Texas limited liability company

By:	/s/ Kim Korth
Name:	Kim Korth
Title:	President and CEO

SC TOWER STRUCTURAL LAMINATING, INC.
a Texas corporation

By:	/s/ Kim Korth
Name:	Kim Korth
Title:	President and CEO

SILVER CROWN, LLC
a Delaware limited liability company

By:	/s/ Kim Korth
Name:	Kim Korth
Title:	President and CEO

SUPREME STB, LLC
a California limited liability company

By:	/s/ Herbert M. Gardner
Name:	Herbert M. Gardner
Title:	Chairman of the Board, President and CEO

[SIGNATURE PAGE TO GENERAL CONTINUING GUARANTY]

SUPREME\MURPHY TRUCK BODIES, INC.
a North Carolina corporation

By:	/s/ Kim Korth
Name:	Kim Korth
Title:	President and CEO

[SIGNATURE PAGE TO GENERAL CONTINUING GUARANTY]